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                                  EXHIBIT 5.C.

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                                                                     EXHIBIT 5.C


               JAPAN FINANCE CORPORATION FOR MUNICIPAL ENTERPRISES

                               JPY 70,000,000,000

                                 Debt Securities

                Unconditionally and Irrevocably Guaranteed as to
                      Payment of Principal and Interest by

                                      JAPAN

                             UNDERWRITING AGREEMENT

                                                               November 27, 2002

To the Representatives named in Schedule I hereto of the Underwriters named in
Schedule II hereto.

Dear Sirs:

     1. Introductory. Japan Finance Corporation for Municipal Enterprises ("Issuer") proposes to sell to the underwriters named in Schedule II hereto (the "Underwriters"), for whom you are acting as representatives (the "Representatives"), the principal amount of its debt securities identified in
Schedule I hereto (the "Securities"), to be unconditionally and irrevocably guaranteed as to payment of principal thereof and interest thereon by Japan, as Guarantor of the Securities ("Japan"), and to be issued under an amended and restated fiscal agency agreement (the "Fiscal Agency Agreement") to be dated as provided in Schedule I hereto among, inter alios, Issuer, Japan and the fiscal and principal paying agent identified in Schedule I hereto (the "Fiscal Agent"). If the firm or firms listed in Schedule II hereto include only the firm or firms listed in Schedule I hereto, then the terms "Underwriters" and "Representatives" as used herein shall each be deemed to refer to such firm or firms.

     2. Representations and Warranties of Issuer and Japan. Issuer and Japan severally represent and warrant to and agree with the several Underwriters that:

          (a) Issuer and Japan have filed with the Securities and Exchange Commission (the "Commission") Registration Statements No. 333-9696 and No. 333-12942, each of which has become effective, for the registration under the Securities Act of 1933 (the "Act") of the Securities. Issuer and Japan propose to file with the Commission pursuant to Rule 424 under the Act a supplement to the form of prospectus included in Registration Statement No. 333-12942, relating to the Securities and the plan of distribution thereof, a copy of the proposed form of which has been furnished to the Representatives. Registration Statements No. 333-9696 and No. 333-12942, including the exhibits thereto and the information incorporated by reference therein, as amended at the date of this Agreement, are hereinafter collectively called the "Registration Statement". The prospectus included in the Registration Statement No. 333-12942, including all information incorporated by reference therein, is hereinafter called the "Basic Prospectus". The supplemented form of prospectus relating to the Securities, in the form in which it shall be filed with the Commission pursuant to Rule 424 (including

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     the Basic Prospectus as so supplemented) is hereinafter called the "Final
     Prospectus". Any preliminary form of the Final Prospectus which has heretofore been filed pursuant to Rule 424 is hereinafter called the "Preliminary Final Prospectus". Any reference herein to the Registration Statement, Basic Prospectus, the Final Prospectus, any Preliminary Final Prospectus, or any amendment or supplement thereto, shall be deemed to refer to and include the information contained in any annual report (an "Annual Report") on Form 18-K or amendment thereto of Issuer or Japan under the Securities Exchange Act of 1934 (the "Exchange Act") which is incorporated therein by reference.

          (b) The Registration Statement, the Final Prospectus and each amendment or supplement thereto relevant to the Securities, as of their respective effective or issue dates, conformed or will conform, as the case may be, in all respects with the applicable requirements of the Act, including the rules and regulations of the Commission thereunder (the "Rules and Regulations"), and neither such Registration Statement nor the Final Prospectus nor any amendment or supplement thereto, as of their respective effective or issue dates, contained or will contain, as the case may be, any untrue statement of a material fact or omitted or will omit, as the case may be, to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that neither Issuer nor Japan makes any representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus or any amendment thereof or supplement thereto relevant to the Securities in reliance upon and in conformity with information furnished in writing to Issuer or Japan by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation of the Registration Statement and the Final Prospectus. Each Underwriter, in addition to other information furnished to Issuer or Japan as aforesaid, hereby furnishes to Issuer and Japan in writing through the Representatives specifically for use with reference to such Underwriter in the preparation of the Registration Statement and the Final Prospectus, or any amendment thereof or supplement thereto relevant to the Securities, the statements in the Final Prospectus specified in Schedule I hereto.

          (c) Issuer was informed, prior to any public announcement of the issue and sale of the Securities, of the existence of the Financial Services Authority's informational guidance referred to in MAR 2.3.2R(4) of the price stabilizing rules made under section 144(1) of the Financial Services and Markets Act 2000 and each of Issuer and Japan represents, warrants and undertakes to the Underwriters that it has not issued and will not issue, without the prior consent of the stabilization agent, any communication to which MAR 2.3.2R (1) of those rules applies unless that communication adequately discloses that stabilizing action may take place in relation to such issue and complies with MAR 2.3.3E of those rules.

It is agreed that the foregoing representations, warranties and agreements of Issuer shall not extend to the information set forth in the portions of the Basic Prospectus under the caption "Japan" and, if so specified in Schedule I hereto, the portions of the Final Prospectus under the additional caption or captions specified in Schedule I hereto, or to information incorporated by reference from Japan's Annual Report on Form 18-K.

     3. Purchase, Sale and Delivery of Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, Issuer agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from Issuer, at the purchase price set forth in Schedule I hereto, the

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respective principal amounts of Securities set forth opposite the names of the
Underwriters in Schedule II hereto.

     Issuer will deliver the Securities to the Representatives for the accounts of the Underwriters, against payment of the purchase price set forth in Schedule I hereto, either by wire transfer to an account or accounts designated by Issuer or by certified or official bank check or checks drawn to the order of Issuer, in each case in the settlement funds specified in Schedule I hereto, at the office (in the case of payment by bank check(s)), on the date and at the time specified in Schedule I hereto, or at such other time not later than seven full business days thereafter as the Representatives, Issuer and Japan determine, such date and time being herein referred to as the "Closing Date". Certificates for the Securities will be in fully registered form, in the authorized denominations specified in Schedule I hereto. Certificates for Securities issued in registered form will be registered in such names and in such authorized denominations as the Representatives request. Securities will be made available for checking and packaging by the Representatives at the office specified in
Schedule I hereto of the Fiscal Agent at least twenty-four hours prior to the Closing Date.

     4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus. The Securities are exempt from the requirement for registration under the Securities and Exchange Law of Japan (Law No. 25 of 1948), as amended (the "Securities and Exchange Law"), and are subject to the Special Taxation Measures Law of Japan (Law No. 26 of 1957), as amended (the "Law"). Each Underwriter represents and agrees that: (i) it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell Securities in Japan or to any person resident in Japan (including any corporation or other entity organized under the laws of Japan); and (ii) it has not, directly or indirectly, offered or sold and will not, as part of its initial distribution, directly or indirectly, offer or sell Securities to any person other than a Gross Recipient (as hereinafter defined). A "Gross Recipient" is (i) a beneficial owner that is not an individual resident of Japan or a Japanese corporation for Japanese tax purposes, (ii) a Japanese financial institution, designated in Article 3-2, paragraph (19) of the Cabinet Order (Cabinet Order No. 43 of 1957), as amended (the "Cabinet Order") relating to the Law that will hold Securities for its own proprietary account, or (iii) an individual resident of Japan or a Japanese corporation whose receipt of interest on the Securities will be made through a payment handling agent in Japan as defined in Article 2-2, paragraph (2) of the Cabinet Order.

     5. Covenants of Issuer and Japan. (a) Issuer and Japan severally covenant and agree with the several Underwriters that:

          (i) Issuer and Japan will advise the Representatives promptly of any proposal to amend or supplement the Registration Statement or the Basic Prospectus, so long as delivery of a prospectus relating to the Securities by an Underwriter or dealer may be required under the Act, and will not effect such amendment or supplementation, whether by filing an amendment pursuant to the Act, the Exchange Act or otherwise, without the consent of the Representatives. Subject to the foregoing sentence, Issuer and Japan
     (A) will cause the Final Prospectus to be promptly transmitted for filing with the Commission pursuant to Rule 424 or will otherwise cause the Final Prospectus to be promptly filed with the Commission pursuant to said Rule and (B) will cause an amendment to the most recent Annual Report of Issuer to be filed with the Commission containing any exhibits required, in connection with the Securities, pursuant to the Act, including but not limited to an opinion of counsel for Issuer and Japan as to the validity of the Securities and guarantee thereof and a list of

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     the Underwriters' names and addresses. Issuer and Japan will promptly advise the Representatives (A) when the Final Prospectus shall have been mailed for filing to, or filed with, the Commission pursuant to Rule 424,
     (B) when such amendment to the most recent Annual Report shall have been mailed for filing to, or filed with, the Commission, (C) when any amendment to the Registration Statement relating to the Securities shall have become effective, (D) of any request by the Commission for any amendment (relevant to the Securities) of the Registration Statement, or amendment of or supplement to the Final Prospectus, or for any additional information and
     (E) of the institution by the Commission of any stop order proceedings in respect of the Registration Statement. Issuer and Japan will use their best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

          (ii) If at any time when a prospectus relating to the Securities is required to be delivered under the Act any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Final Prospectus to comply with the Act, Issuer and Japan promptly will prepare and file with the Commission, subject to the first sentence of subparagraph (i) of this paragraph (a), whether by filing documents pursuant to the Act, the Exchange Act or otherwise, an amendment or supplement, which will correct such statement or omission or an amendment or supplement which will effect such compliance.

          (iii) Issuer and Japan will furnish to the Representatives copies of the Registration Statement and each amendment thereto which shall become effective on or prior to the Closing Date (one of which will include all exhibits), and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, any Preliminary Final Prospectus and the Final Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such reasonable quantities as the Representatives request.

          (iv) Issuer and Japan will use their best efforts to arrange for the qualification of the Securities, including the guarantee thereof, for sale under the laws of such jurisdictions as the Representatives may reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Securities; provided, however, that in connection therewith Issuer shall not be required to qualify as a foreign corporation and neither Issuer nor Japan shall be required to file a general consent to the service of process in any such jurisdiction.

          (v) If specified in Schedule I hereto, Issuer and Japan will make prompt application for the listing of the Securities on the New York Stock Exchange and for the registration thereof under the Exchange Act, or for the listing of the Securities on the London Stock Exchange or on the Luxembourg Stock Exchange, and will use their best efforts to cause such listing and/or registration to become effective.

     (b) Issuer covenants and agrees with the several Underwriters that:

          (i) Issuer will pay all expenses in connection with the preparation, issuance, execution, authentication and delivery of the Securities, the printing of this Agreement and the Fiscal Agency Agreement, the preparation, printing and filing of the Registration Statement, any Preliminary Final Prospectus, the Final Prospectus

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     and any amendments or supplements thereto, and the furnishing of copies of each thereof to the Underwriters, if New York Stock Exchange, London Stock Exchange and/or Luxembourg Stock Exchange listing is specified in Schedule I hereto, any listing of the Securities on the New York Stock Exchange, London Stock Exchange and/or Luxembourg Stock Exchange and any registration thereof under the Exchange Act, and any rating of the Securities made upon the request of Issuer by investment rating agencies (including any fees charged for such rating). Issuer will pay all expenses authorized by it (including reasonable fees and disbursements of counsel) incurred in connection with the qualification of the Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Representatives may reasonably designate and the printing of memoranda relating thereto. Issuer will pay all fees and expenses of the legal counsels for Issuer and the Underwriters in connection with the issuance and offering of the Securities, the fees and expenses of the Fiscal Agent and other agents named in the Fiscal Agency Agreement and the cost and expenses in connection with tombstone advertisement (if any).

          (ii) Issuer will make generally available to the holders of its securities payable in Japanese Yen an earnings statement for its first full fiscal year commencing after the date of this Agreement, as soon as practicable after the termination of such fiscal year, such statement to satisfy the provisions of Section 11(a) of the Act.

          (iii) Issuer will pay to the Representatives, on behalf of the Underwriters, on the Closing Date, the sum specified in Schedule I, in lieu of reimbursement of any of the Underwriters' expenses (including any costs and expenses mentioned in Section 5(b)(i) paid by Underwriters and Underwriters' out-of-pocket expenses, if any).

     (c) Japan covenants and agrees with the several Underwriters that:

          (i) It will guarantee unconditionally and irrevocably the payment of the principal of and interest on the Securities, and it will cause its guarantee in substantially the form set forth as an exhibit to the Fiscal Agency Agreement to be endorsed on each Security and to be validly executed on behalf of Japan.

          (ii) It will make generally available to the holders of its securities payable in Japanese Yen a statement of revenues and expenditures of Japan for its first full fiscal year commencing after the date of this Agreement, as soon as practicable after the termination of such fiscal year, such statement to satisfy the provisions of Section 11(a) of the Act.

     6. Conditions of Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Securities will be subject to the accuracy of the representations and warranties on the part of Issuer and Japan herein, to the accuracy of the statements of officials of Issuer and Japan made pursuant to the provisions hereof, to the performance by Issuer and Japan of their obligations hereunder and to the following additional conditions precedent:

          (a) No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been instituted, or to the knowledge of Issuer, Japan or the Representatives, shall be contemplated by the Commission; and the Final Prospectus shall have been filed or transmitted for filing with the Commission in accordance

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     with Section 5(a)(i) hereof not later than 5:00 P.M. New York City time on the business day following the date of this Agreement.

          (b) Subsequent to the date hereof, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of Issuer or the financial, political or economic condition of Japan which, in the judgment of the Representatives, materially impairs the investment quality of the Securities, or (ii) (a) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, (b) a general moratorium on commercial banking activities in the United States, New York or Japan declared by either Federal or New York State authorities or by Japanese authorities, or (c) the engagement by the United States in hostilities which have resulted in the declaration, on or after the date hereof, of a national emergency or war; provided that the effect of any such event specified in this subsection (ii), in the judgment of a majority in interest of the Underwriters, including the Representatives, after consultation with Issuer and Japan, would materially adversely affect the marketing of the Securities.

          (c) The Representatives shall have received an opinion of Nagashima Ohno & Tsunematsu, Japanese counsel for Issuer and Japan, dated the Closing Date, to the effect that:

               (i) Issuer is a public corporation validly existing under the laws of Japan, with power and authority to own its properties and conduct its business as described in the Final Prospectus;

               (ii) All Japanese governmental approvals have been obtained which are required for the valid authorization, issue and sale of the Securities and for the performance of Issuer's obligations hereunder and under the Securities and the Fiscal Agency Agreement;

               (iii) The Fiscal Agency Agreement has been duly authorized, executed and delivered by Issuer and Japan, and constitutes a valid and legally binding obligation of Issuer and Japan in accordance with its terms;

               (iv) The Securities have been duly authorized, and, assuming that they have been executed on behalf of Issuer by the facsimile signature of the individual specified in the Fiscal Agency Agreement to act on behalf of Issuer, and assuming that they have been duly authenticated by the Fiscal Agent, have been duly issued and delivered by Issuer and constitute valid and legally binding obligations of Issuer in accordance with their terms entitled to the benefits provided by the Fiscal Agency Agreement;

               (v) The guarantee of the Securities by Japan has been duly authorized and validly made in accordance with The Constitution and laws of Japan, and constitutes the valid, binding and unconditional general obligation of Japan in accordance with its terms, for the payment and performance of which the full faith and credit of Japan has been pledged; and such guarantee ranks pari passu in right of payment with all other general obligations of Japan without any preference one above the other by reason of priority of date of issue, currency of payment or otherwise;

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               (vi) This Agreement has been duly authorized, executed and delivered by Issuer and Japan;

               (vii) The statements in the Final Prospectus and any amendment or supplement thereto relating to the Securities and the guarantee thereof by Japan and to the Fiscal Agency Agreement are correct insofar as matters of Japanese law are concerned; and

               (viii) All matters of Japanese law relating to Issuer and its business and all other statements with respect to or involving Japanese law set forth in the Registration Statement, the Final Prospectus and any amendment or supplement thereto, are correctly set forth therein.

          In rendering such opinion, such counsel may rely as to all matters governed by United States or New York law upon the opinion of Sullivan & Cromwell, United States counsel for the Underwriters referred to below. And with respect to the matters referred to in paragraph (iii) through (v) above, such counsel may state they are expressing no opinion as to the enforceability of the obligations.

          In addition, the Representatives shall have received a letter of such counsel, dated the Closing Date, to the effect that, based on a review of documents and their participation in the preparation of the Registration Statement, the Final Prospectus and any amendment or supplement thereto relevant to the Securities, they have no reason to believe that the Registration Statement or the Final Prospectus, or any amendment or supplement thereto, (i) as of its respective effective or issue date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) as of the Closing Date, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no view with respect to the financial statements or any financial or statistical data included therein.

          (d) The Representatives shall have received an opinion of Sullivan & Cromwell, United States counsel for the Underwriters, dated the Closing Date, with respect to the validity of the Securities, the guarantee thereof by Japan, the Fiscal Agency Agreement, the Registration Statement, the Final Prospectus or any amendment or supplement thereto and other related matters as the Representatives may reasonably require, and Issuer and Japan shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion or opinions, such counsel may rely as to all matters governed by Japanese law upon the opinion of Japanese counsel for Issuer and Japan referred to above.

          (e) The Representatives shall have received a certificate of the Governor or an Executive Director of Issuer, dated the Closing Date, in which such officer, to the best of his knowledge after reasonable investigation, shall state that:

               (i) The representations and warranties of Issuer in this Agreement are true and correct, and Issuer has complied with all agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; and

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               (ii) No stop order suspending the effectiveness of the
          Registration Statement has been issued and no proceedings for that purpose have been instituted and are pending or are contemplated by the Commission.

          (f) The Representatives shall have received a certificate of the Minister of Finance or Acting Minister of Finance or any Vice Minister of Finance of Japan, dated the Closing Date, in which he, to the best of his knowledge after reasonable investigation, shall state that:

               (i) The representations and warranties of Japan in this Agreement are true and correct, and Japan has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; and

               (ii) No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted and are pending or are contemplated by the Commission.

     Issuer and Japan will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request.

     7. Limitation of Liability. If the sale of the Securities provided for herein is not consummated because any condition to the Underwriters' obligations hereunder is not satisfied or because of any refusal, inability or failure on the part of Issuer or Japan to perform any agreement herein or comply with any provision hereof, Issuer shall have no liability to the Representatives and the other Underwriters except that (i) Issuer shall reimburse the Representatives and the other Underwriters upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of United States counsel) that shall have been incurred by the Representatives and the other Underwriters in connection with the proposed purchase and sale of the Securities and (ii) the respective obligations of Issuer, Japan and the Underwriters pursuant to Section 8 hereof shall remain in effect.

     8. Indemnification. (a) Issuer and Japan each will indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus, the Final Prospectus, or any amendment or supplement thereto relevant to the Securities, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that neither Issuer nor Japan will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with written information furnished to either Issuer or Japan by any Underwriter through the Representatives specifically for use therein. This indemnity agreement will be in addition to any liability which Issuer or Japan may otherwise have.

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     (b) Each Underwriter severally will indemnify and hold harmless Issuer, each of its officers who have signed the Registration Statement and Japan against any losses, claims, damages or liabilities to which Issuer, any such officer or Japan may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus, the Final Prospectus, or any amendment or supplement thereto relevant to the Securities, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to Issuer or Japan by such Underwriter through the Representatives specifically for use therein; and will reimburse Issuer or Japan for any legal or other expenses reasonably incurred by Issuer, any such officer or Japan in connection with investigating or defending any such loss, claim, damage, liability or action. Each Underwriter, in addition to other information furnished to Issuer or Japan as aforesaid, hereby furnishes to Issuer and Japan in writing through the Representatives specifically for use with reference to such Underwriter in the preparation of the Registration Statement and the Final Prospectus, or any amendment thereof or supplement thereto relevant to the Securities, the statements in the Final Prospectus specified in Schedule I hereto. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

     (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnifying party shall not be liable for any settlement of any such action effected without its consent, but if settlement is made with the consent of the indemnifying party, such indemnifying party shall indemnify and hold harmless the indemnified party against any loss or liability by reason of such settlement. In any such action brought against Japan, the defense of which shall be assumed by any Underwriter or Underwriters, Japan may, at its option, elect by notice to such Underwriter or Underwriters to direct that any defense based on sovereign immunity, which would otherwise be available to it, shall not be asserted in such action, and each Underwriter agrees, upon receipt of any such notice, not to assert such defense. Such an election not to have such defense asserted shall not release any Underwriter from the indemnity agreement on the part of such Underwriter contained in this Section.

     (d) If recovery is not available under the foregoing indemnification provisions of this Section, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses, except to the

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extent that contribution is not permitted under Section 11(f) of the Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of the Securities (taking into account the portion of the proceeds of the offering realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. Issuer and Japan, on the one hand, and the Underwriters, on the other hand, agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose). No Underwriter or person controlling such Underwriter shall be obligated to make contribution hereunder which in the aggregate exceeds the total public offering price of the Securities purchased by such Underwriter under this Agreement, less the aggregate amount of any damages which such Underwriter and its controlling persons have otherwise been required to pay in respect of the same claim or any substantially similar claim. The Underwriters' obligations to contribute are several in proportion to their respective underwriting obligations and not joint.

     9. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Securities hereunder and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the Securities, as set forth in Schedule II hereto, the Representatives may make arrangements satisfactory to Issuer and Japan for the purchase of such Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, as set forth in Schedule II hereto, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of the Securities with respect to which such default or defaults occur is more than 10% of the total principal amount of Securities, as set forth in Schedule II hereto, and arrangements satisfactory to the Representatives and to Issuer and Japan for the purchase of such Securities by other persons shall not be made within thirty-six hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or Issuer or Japan, except for the expenses to be paid by Issuer pursuant to Section 5(b)(i) hereof and the continuation of the respective obligations of Issuer, Japan and the Underwriters pursuant to Section 8 hereof. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

     10. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of Issuer, its officers and Japan and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or Issuer, its officers or Japan or any controlling person of any Underwriter, and will survive delivery of and payment for the Securities.

     11. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered, telexed, or telegraphed and confirmed to the Representatives at the address specified in Schedule I hereto; or, if sent to Issuer or Japan, will be addressed to the Authorized Agent in the United States for Issuer, as specified in Schedule I hereto and to the Authorized Agent in the United States for Japan, as specified in Schedule I hereto; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered, telexed, or telegraphed to such Underwriter at its address appearing in the list of Underwriters' names and addresses furnished to Issuer and Japan for the purpose of communications hereunder.

     12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons and officers referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

     13. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representatives jointly or by the firm first listed in Schedule I hereto as being one of the Representatives will be binding upon all the Underwriters.

     14. Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of New York except with respect to its authorization and execution by Issuer and Japan and any other matters required to be governed by the laws of Japan.

     15. Jurisdiction of Courts of New York and Japan. Issuer hereby appoints the Fiscal Agent, at its corporate trust office in The City of New York, as its authorized agent (the "Process Agent") upon which process may be served in any action by any Underwriter, or by any person controlling such Underwriter, arising out of or based upon this Agreement which may be instituted in any State or Federal court in The City of New York, and Issuer expressly accepts the jurisdiction of any such court in respect of any such action. Such appointment shall be irrevocable as long as any of the Securities remain outstanding unless and until the appointment of a successor Fiscal Agent as Issuer's Process Agent and such successor's acceptance of such appointment shall have occurred. Issuer will take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment or appointments in full force and effect as aforesaid. Service of process upon the Process Agent and written notice of such service mailed or delivered to Issuer, in Tokyo, Japan shall be deemed in every respect effective service of process upon Issuer. Notwithstanding the foregoing, any action by an Underwriter arising out of or based upon this Agreement may be instituted by any Underwriter in any competent court in Japan. Issuer hereby waives irrevocably any immunity to which it might otherwise be entitled in any action arising out of or based upon this Agreement which may be instituted as provided in this Section in any State or Federal court in The City of New York or in any competent court in Japan. This waiver is intended to be effective upon execution of this Agreement without any further act by Issuer before any such court and introduction of a true copy of this Agreement into evidence shall be conclusive and final evidence of such waiver.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement among Issuer, Japan and the several Underwriters in accordance with its terms.


                                      Very truly yours,



JAPAN FINANCE CORPORATION FOR         JAPAN
MUNICIPAL ENTERPRISES



By /s/ Michihiko Urakami              By /s/ Etsuro Horda
   --------------------------------      --------------------------------------
Michihiko Urakami                     Etsuro Honda
Executive Director                    Duly Authorized Representative of Japan


The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.


SALOMON BROTHERS INTERNATIONAL LIMITED


For themselves and for each of the Representatives and the Underwriters



By /s/ Ian Holloway
   ----------------------------------
Authorized Signatory

                                                                      SCHEDULE I


Representative(s): Salomon Brothers International Limited
                   UBS AG, acting through its business group UBS Warburg

Title, Purchase Price and Description of Securities:

     Title: 1.55% Japanese Yen Guaranteed Bonds due February 21, 2012

     Principal amount: 70,000,000,000 yen

     Purchase price (include accrued interest or amortization if applicable):
     74,150,720,000 yen

     Selling concession: 0.20%

     Combined management and underwriting commission: 0.125%

     Redemption provisions: At the option of Issuer if Additional Amounts are payable pursuant to the Fiscal Agency Agreement.

     Forms and denominations: Fully registered form in denominations of 1,000,000 yen and integral multiples thereof.

     Other provisions: Not applicable.

Date of Fiscal Agency Agreement: November 27, 2002

Fiscal Agent and Principal Paying Agent: The Bank of Tokyo-Mitsubishi, Ltd.,
  London Branch

U.S. Representative of the Fiscal Agent: Bank of Tokyo-Mitsubishi Trust Company

Paying Agent: Bank of Tokyo-Mitsubishi (Luxembourg) S.A.

Statements in the Registration Statement and the Final Prospectus furnished by the Underwriters for purposes of Section 2(b) and Section 8(b): Last paragraph of text on the cover page of Final Prospectus, the Fourth and Fifth paragraphs under the caption "Underwriting" and the paragraph on page S-35 in the Final Prospectus.

Representations, warranties and agreements of Issuer pursuant to Section 2 also shall not extend to the information set forth in the portions of the Final Prospectus under the following additional caption(s):
  "Recent Developments - Japan"

Type of settlement funds: Same-day Funds

Closing Date, Time and Location: December 3, 2002, 10:00 a.m. New York City time at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York 10004 and Otemachi First Square, East 16F, 5-1, Otemachi 1-chome, Chiyoda-ku, Tokyo, 100-0004.

Office of Fiscal Agent for checking and packaging of Securities: 1251 Avenue of the Americas, New York, New York, 10020

New York Stock Exchange listing: Not applicable

London Stock Exchange listing: Not applicable

Luxembourg Stock Exchange listing: Yes

Underwriters' expense reimbursement pursuant to Section 5(b)(iii): 30,650,000 yen

Notices to Representatives or Underwriters: Fixed Income Syndicate Desk Salomon
  Brothers International Limited, Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB

Authorized Agent in the United States for Issuer:  Donald J. Puglisi, Puglisi &
  Associates, 850 Library Avenue, Suite 204, P.O. Box, Newark, Delaware 19715

Authorized Agents in the United States for Japan:  Etsuro Honda and Takashi
  Osada, Consulate General of Japan in New York, 1 Chase Manhattan Plaza, New York, New York 10005

                                                                     SCHEDULE II


                                                                                           Principal Amount
Underwriters                                                                                of Securities
------------                                                                               ----------------
Salomon Brothers International Limited. ...............................................     33,250,000,000
UBS AG, acting through its business group UBS Warburg..................................     33,250,000,000
Nomura International plc...............................................................      1,000,000,000
Daiwa Securities SMBC Europe Limited...................................................        500,000,000
Deutsche Bank AG London................................................................        500,000,000
Merrill Lynch International............................................................        500,000,000
Mizuho International plc...............................................................        500,000,000
Tokyo-Mitsubishi International plc.....................................................        500,000,000
                                                                                            --------------

Total                                                                                       70,000,000,000 Yen
                                                                                            ==============